UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2014

TIGERLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-16449	94-3046892
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

25A Technology Drive

Irvine, CA 92618

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code:  (949) 442-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On January 23, 2014, TigerLogic Corporation, a Delaware corporation (the “Company”), as tenant, entered into a lease agreement (the “Lease”) with The Irvine Company LLC, as landlord, relating to the space located at 2855 Michelle Drive, Suite 190, Irvine, California.  Upon completion of tenant improvements, which is expected to be in or about April 2014, the Company intends to relocate its headquarters to this new location.  The base rent over the five-year term of the Lease will be approximately $7,000 per month for the first year, with annual increases to approximately $8,400 per month for the final year.  Under certain circumstances, the Company has the option to extend the Lease for one term of either 36 months or 60 months at a base rent equal to the then prevailing market rental rate for comparable space within the same building.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
10.16	Lease, dated as of January 23, 2014, between the Company and The Irvine Company LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGERLOGIC CORPORATION

Dated: January 28, 2014	By:	/s/ Thomas Lim
Thomas Lim
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
10.16	Lease, dated as of January 23, 2014, between the Company and The Irvine Company LLC.